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                                                                 EXHIBIT 7


ROBERTS & SCHAEFER COMPANY
Western Operation
5225 Wiley Post Way, #300
Salt Lake City, Utah 84116       Tel:(801) 364-0900     Fax: (801) 364-0909
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June 6, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated May 1994, entitled "Prefeasibility Study for the Gilt Edge Mine Sulfide Heap Leach Project" which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Very truly yours,

ROBERTS & SCHAEFER COMPANY



/s/  Brian C. Petersen
Operations Manager